Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement Form S-1 of 4DMed, Ltd. of our report dated January 29, 2021, relating to the financial statements and schedule of 4DMed, Ltd. for the years ended December 31, 2020 and 2019, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.
Certified Public Accountants
Hong Kong, May 27, 2021